EXHIBIT 99.1.D

ASSIGNMENT OF DEBENTURE MADE AND ENTERED INTO AT MONTREAL, AS OF THE 29TH DAY OF JANUARY 2001.

BY AND BETWEEN:     BARTHOLEMEW INTERNATIONAL INVESTMENTS LTD., a Jersey trust, having an office at 3 Olde Street, St. Heliere, Jersey,
                    Channel Island, JE2 3RG, herein represented by Terence C.
                    Byrne, its agent, duly authorized as he so declares

                    (hereinafter referred to as "BARTHOLEMEW")

-AND-

                    PRS SUB VI, INC., a corporation duly incorporated in accordance with the laws of New Jersey, U.S.A., having its registered office at 425 Eagle Rock Avenue, Roseland, New Jersey, herein represented by John Frohling, duly authorized as he so declares

                    (hereinafter referred to as "PRS")


WHEREAS BARTHOLEMEW has advanced a total of FIVE HUNDRED THOUSAND DOLLARS U.S. ($500,000.00 U.S.) to Pizza Donini Inc. (hereinafter referred to as "DONINI");

WHEREAS pursuant to the advances by BARTHOLEMEW to Donini, Donini issued to BARTHOLEMEW a Convertible Subordinated Debenture in the principal amount of FIVE THOUSAND DOLLARS U.S. ($500,000.00 U.S.) (hereinafter referred to as the "Donini Debenture"), a copy of which is annexed hereto as Schedule "A" and forming an integral part thereof as if recited at length herein;

WHEREAS PRS acquired from Peter Deros, Demaco M.C.S. Inc., Les Aliments Joe et Ray Ltee, 164634 Canada Inc., 99408 Canada Ltd., Theo Kalaitzis, Michael Morris, Domenico Ramacieri, Jean-Louis Mondou, Yolanda Martucci, Abdelkrim Filali, Francine Brouillet, Lionel Oberman, Sarkis Tsaoussian, Frank Anania and Dina Dariotis, as of the date hereof all of the issued and outstanding shares of Donini, the whole pursuant to the terms and conditions of a Memorandum of Agreement of Purchase and Sale (the "Sale Agreement");

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WHEREAS pursuant to the terms and conditions of the Sale Agreement, PRS has undertaken to assume all of the rights and obligations ensuing pursuant to the Debenture issued by Donini to BARTHOLEMEW;

WHEREAS, BARTHOLEMEW assigns to PRS, who wishes to acquire, all of its right, title and interests in the Debenture and any recourses ensuing therefrom, including any conversion rights, the whole in accordance with the terms and conditions of the present agreement;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. That the preamble of the present agreement shall form an integral part thereof;

2. BARTHOLEMEW hereby transfers and assigns to PRS of all its right, title and interest to the Debenture issued to it by Donini, in the principal amount of FIVE HUNDRED THOUSAND DOLLARS U.S. ($500,000.00 U.S.), together with all rights, title, interests and recourses ensuing therefrom, including all conversion rights provided therein;

3. In consideration of the assignment of the Donini Debenture to PRS, and all rights and recourses, including all conversion rights available to BARTHOLEMEW, PRS hereby undertakes to issue to BARTHOLEMEW a convertible subordinate debenture (hereinafter referred to as the "PRS Debenture") in the principal amount of FIVE HUNDRED THOUSAND DOLLARS U.S. ($500,000.00 U.S.) under the same terms and conditions as the Donini Debenture, save and except that BARTHOLEMEW and PRS hereby agree that the PRS Debenture shall entitle BARTHOLEMEW to convert the PRS Debenture into an aggregate of two million two hundred and six thousand eight hundred and fifty-five (2,206,855) shares of the common stock of PRS. Upon the issuance of the PRS Debenture, PRS shall remit the Donini Debenture to Donini for cancellation. BARTHOLEMEW hereby acknowledges and declares that upon the issuance of the PRS Debenture by PRS, it shall have no further recourse or claim against Donini;

4. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by registered mail or by messenger or any other expedient method to PRS at the address indicated above and to BARTHOLEMEW at the address indicated hereinabove, together with a copy to 466 Cote St. Antoine, Westmount, Quebec, H3Y 2K1 or at such other address as either party may advise the other in writing and such notice shall be deemed to be received on the seventh (7th) day following its mailing, where the postal service is in full operation during such entire time, or on the actual date of delivery, where the notice is sent by messenger or other method of personal delivery.

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5.       The Parties hereby undertake to do such further things and execute such further documents as may be required in order to give full force and effect to the foregoing, including any documents required for registration at the movable register;

6. AND HERETO INTERVENES PIZZA DONINI INC., herein represented by its president, Mr. Peter Deros, duly authorized as he so declares, who acknowledges having taken cognizance of the present Agreement and hereby undertakes to execute such instruments and do such things as may be necessary in order to give full force and effect to the foregoing;

7. This Agreement shall enure to the benefit of the parties hereto, their successors, representatives and legal heirs;

8. This Agreement was drafted in English at the request of the parties hereto. Cette convention a ete redigee en anglais a la demande des parties aux presentes.


AND THE PARTIES HAVE SIGNED AT THE PLACE AS OF THE DATE FIRST HEREINABOVE INDICATED.


BARTHOLEMEW INTERNATIONAL
INVESTMENTS LTD.


Per: /s/ TERENCE C. BYRNE
     -------------------------
     Terence C. Byrne
     duly authorized for these purposes



PRS SUB VI,  INC.


Per: /s/ JOHN FROHLING
     -------------------------
     John Frohling
     duly authorized for these purposes



PIZZA DONINI INC.


Per: /s/ PETER DEROS
     -------------------------
     Peter Deros
     Duly authorized for these purposes

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